SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2016

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36691	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Howard W. ("Skip") Barker, Jr. has informed The Priceline Group Inc. (the "Company") that he has decided to retire from the Company's Board of Directors, effective as of the Company's upcoming annual meeting of stockholders to be held on June 2, 2016 (the "Annual Meeting"), and therefore he will not stand for re-election to the Board. The Company and its Board of Directors express their appreciation to Mr. Barker for his years of dedicated service on the Board and his exceptional leadership as chairman of the Audit Committee.

The Board has appointed Mr. Charles H. Noski, a current director and member of the Audit Committee, to serve as chairman of the Audit Committee, effective as of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Peter J. Millones
Name: Peter J. Millones
Title: Executive Vice President, General Counsel and Secretary

Date:  April 15, 2016